                          April 22, 1998




Speer Communications Holdings
  Limited Partnership
50 West Liberty Street, Suite 650
Reno, Nevada 89501

Ladies and Gentlemen:

      The Board of Directors of Precision Systems, Inc., a Delaware corporation (the "Company"), has approved, and concurrently herewith, Speer Communications Holdings Limited Partnership, a Nevada limited partnership ("Speer Communications"), Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide Digital Transmission & Vaulting Limited Partnership, a Nevada limited partnership, Speer Productions Limited Partnership, a Nevada limited partnership, and the Company are entering into a Contribution and Share Exchange Agreement of even date herewith (the "Contribution Agreement") (all capitalized terms used but not defined herein shall have the meanings set forth in the Contribution Agreement) and the Company and RMS Limited Partnership, a Nevada limited partnership ("RMS") are entering into a Plan of Recapitalization (the "Recapitalization Plan") and a Real Estate Transfer Agreement (the "Real Estate Agreement") of even date herewith. Each of the undersigned owns, beneficially and of record, the number of shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Company Stock"), set forth opposite the undersigned's name on Exhibit A hereto, which are all the shares of the Company Stock so owned by such person.

      The entering into of this letter agreement is a condition to the willingness of Speer to enter into the Contribution Agreement and to consummate the transactions identified in such agreement and a condition to the willingness of RMS to enter into the Recapitalization Plan and the Real Estate Agreement and consummate the transactions identified therein (collectively, the "Transactions").

      Each of the undersigned agrees that at any meeting of the stockholders of the Company, however called, it shall (a) vote the Shares in favor of the Transactions, to the extent that such holder's voting of such Shares is in accordance with the stockholder approval requirement specified in the Contribution Agreement; (b) vote the Shares in favor of an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of common stock of the Company; and (c) vote the Shares against any action or agreement (other than the Contribution Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage any of the Transactions, including, but not limited to:
(i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale or transfer of all or substantially all of the assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any material change in the present capitalization or dividend policy of the Company; or (iv) any other material change in the Company's corporate structure or business.

      This Agreement shall terminate on the first to occur of (i) the Closing Date, (ii) the day after the termination of the Contribution Agreement in accordance with its terms, and (iii) written notice of termination of this Agreement by Speer Communications to the undersigned. Each of the undersigned represents and warrants that as of the date hereof, (i) it has due authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it is the owner of record and beneficially owns the Shares set forth opposite its name on Exhibit A, and such Shares constitute all of the shares owned of record or beneficially by it; (iii) the undersigned has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions, on its rights of disposition pertaining thereto, subject to applicable securities laws; (iv) the transactions contemplated by this Agreement will not affect the voting rights of any of the Shares except as provided in this Agreement; and (v) neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (x) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (except filings under the Securities Exchange Act of 1934, as amended, or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent the undersigned from performing its obligations under this Agreement), (y) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the undersigned is a party, except for such defaults (or rights of termination cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not adversely affect the performance of the obligations of the undersigned hereunder or (z) violate any order, writ, injunction or decree applicable to it.

      Each of the undersigned further covenants and agrees, while this Agreement is in effect, and except as contemplated hereby or by the Contribution Agreement, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares; provided, that the undersigned shall be permitted to pledge or grant a security interest in the Shares, provided that any such pledge or grant of security interest shall provide that the pledgee or secured party hereunder shall take any pledge or interest subject to the pledgor's voting obligations hereunder; (ii) grant any proxies, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or (iii) take any action that would make any representation or warranty made by it herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this letter agreement.

      The undersigned agrees to promptly notify Speer Communications of the number of any new shares of Company Stock acquired by it (whether by purchase or conversion or exercise of options, warrants or other securities convertible into Company Stock), if any, after the date hereof. Any such Shares acquired shall become additional Shares subject to the terms of this Agreement.

      This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, provided that Speer may assign any of its rights and obligations to any affiliate of Speer, but no such assignment shall relieve Speer of its obligations hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties affected by such amendment.

      The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

      This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Speer Communications and the undersigned acknowledge and agree that this Agreement is being entered into by the undersigned solely in its capacity as a stockholder of the Company and that none of the obligations contained herein is intended to, and such obligations do not, limit, restrict or otherwise affect the obligations and duties of the undersigned (or its affiliates or associates) in any capacity it may have as an officer and/or director of the Company. The obligations of each undersigned are several and not joint.

         [Remainder Of This Page Intentionally Left Blank]

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                               ALTA INVESTISSEMENTS SA



                               By:  /s/ Ian M. Dalziel
                                    -------------------------------------
                                    Name: Ian M. Dalziel
                                    Title:   Chairman


                               PRIMWEST HOLDINGS N.V.



                               By:
                                    -------------------------------------
                                    Name:
                                    Title:

                               By:  /s/ Didier Primat
                                    -------------------------------------
                                    Name: Didier Primat
                                    Title:   President, Managing Director


SPEER COMMUNICATIONS HOLDINGS
LIMITED PARTNERSHIP



By:   /s/ Roy M. Speer
      ---------------------------------------
      Roy M. Speer
      President, Holdings Investments, Inc.
      General Partner of Speer Communications
          Holdings Limited Partnership

                             Exhibit A
                      Company Share Ownership

                                             No. of Shares
               Name                       of Common Stock

      Alta Investissements S.A.
      Primwest Holdings N.V.

                                April 22, 1998




Speer Communications Holdings
  Limited Partnership
50 West Liberty Street, Suite 650
Reno, Nevada 89501

Ladies and Gentlemen:

      The Board of Directors of Precision Systems, Inc., a Delaware corporation (the "Company"), has approved, and concurrently herewith, Speer Communications Holdings Limited Partnership, a Nevada limited partnership ("Speer Communications"), Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide Digital Transmission & Vaulting Limited Partnership, a Nevada limited partnership, Speer Productions Limited Partnership, a Nevada limited partnership, and the Company are entering into a Contribution and Share Exchange Agreement of even date herewith (the "Contribution Agreement") (all capitalized terms used but not defined herein shall have the meanings set forth in the Contribution Agreement) and the Company and RMS Limited Partnership, a Nevada limited partnership ("RMS") are entering into a Plan of Recapitalization (the "Recapitalization Plan") and a Real Estate Transfer Agreement (the "Real Estate Agreement") of even date herewith. Each of the undersigned owns, beneficially and of record, the number of shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Company Stock"), set forth opposite the undersigned's name on Exhibit A hereto, which are all the shares of the Company Stock so owned by such person.

      The entering into of this letter agreement is a condition to the willingness of Speer to enter into the Contribution Agreement and to consummate the transactions identified in such agreement and a condition to the willingness of RMS to enter into the Recapitalization Plan and the Real Estate Agreement and consummate the transactions identified therein (collectively the "Transactions").

      The undersigned agrees that at any meeting of the stockholders of the Company, however called, it shall (a) vote the Shares in favor of the Transactions, to the extent that such holder's voting of such Shares is in accordance with the stockholder approval requirement specified in the Contribution Agreement; (b) vote the Shares in favor of an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of common stock of the Company; and (c) vote the Shares against any action or agreement (other than the Contribution Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage any of the Transactions, including, but not limited to:
(i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale or transfer of all or substantially all of the assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any material change in the present capitalization or dividend policy of the Company; or (iv) any other material change in the Company's corporate structure or business.

      This Agreement shall terminate on the first to occur of (i) the Closing Date, (ii) the day after the termination of the Contribution Agreement in accordance with its terms, and (iii) written notice of termination of this Agreement by Speer Communications to the undersigned. The undersigned represents and warrants that as of the date hereof, (i) it has due authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby,
(ii) it is the owner of record and beneficially owns the Shares set forth opposite its name on Exhibit A, and such Shares constitute all of the shares owned of record or beneficially by it; (iii) the undersigned has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions, on its rights of disposition pertaining thereto, subject to applicable securities laws; (iv) the transactions contemplated by this Agreement will not affect the voting rights of any of the Shares except as provided in this Agreement; and (v) neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (x) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (except filings under the Securities Exchange Act of 1934, as amended, or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent the undersigned from performing its obligations under this Agreement), (y) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the undersigned is a party, except for such defaults (or rights of termination cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not adversely affect the performance of the obligations of the undersigned hereunder or (z) violate any order, writ, injunction, decree or statute applicable to it.

      The undersigned further covenants and agrees, while this Agreement is in effect, and except as contemplated hereby or by the Contribution Agreement, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares; provided, that the undersigned shall be permitted to pledge or grant a security interest in the Shares, provided that any such pledge or grant of security interest shall provide that the pledgee or secured party hereunder shall take any pledge or interest subject to the pledgor's voting obligations hereunder; (ii) grant any proxies, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or (iii) take any action that would make any representation or warranty made by it herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this letter agreement.

      The undersigned agrees to promptly notify Speer Communications of the number of any new shares of Company Stock acquired by it (whether by purchase or conversion or exercise of options, warrants or other securities convertible into Company Stock), if any, after the date hereof. Any such Shares acquired shall become additional Shares subject to the terms of this Agreement.

      This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, provided that Speer may assign any of its rights and obligations to any affiliate of Speer, but no such assignment shall relieve Speer of its obligations hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties affected by such amendment.

      The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

      This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Speer Communications and the undersigned acknowledge and agree that this Agreement is being entered into by the undersigned solely in its capacity as a stockholder of the Company and that none of the obligations contained herein is intended to, and such obligations do not, limit, restrict or otherwise affect the obligations and duties of the undersigned (or its affiliates or associates) in any capacity it may have as an officer and/or director of the Company. The obligations of each undersigned are several and not joint.

               [Remainder Of This Page Intentionally Left Blank]

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                          VULCAN VENTURES INCORPORATED



                                    By:   /s/ William D. Savoy
                                          ------------------------
                                          Name: William D. Savoy
                                          Title:    Vice President



SPEER COMMUNICATIONS HOLDINGS
LIMITED PARTNERSHIP



By:   /s/ Roy M. Speer
      ---------------------------------------
      Roy M. Speer
      President, Holdings Investments, Inc.
      General Partner of Speer Communications
          Holdings Limited Partnership

                                   Exhibit A
                            Company Share Ownership

                                                   No. of Shares
                Name                            of Common Stock


      Vulcan Ventures Incorporated